EX-99 (j) (1)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 11, 2003, for the North Country Funds and to all references to our firm included in or made a part of this Post-Effective Amendment No. 3 (’33 Act) and Amendment No. 4 (’40 Act) to North Country Funds’ Registration Statement on Form N-1A (file No. 333-45664 and 811-10123), including the references to our firm under the heading “Financial Highlights” in the Prospectus and heading “Accountants” in the Statement of Additional Information.

McCurdy and Associates CPA’s, Inc.

Westlake, Ohio

March 23, 2004